Exhibit 8.1 and 23.1
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                 Tax Opinion of Sidley Austin Brown & Wood LLP



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                                                                     Exhibit 8.1
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                        SIDLEY AUSTIN BROWN & WOOD LLP

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       LONDON                                               WASHINGTON, D.C.



                                 April 28, 2005


GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

         Re:  GS Mortgage Securities Corp., Registration Statement on Form S-3
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Ladies and Gentlemen:

                  We have acted as special tax counsel for GS Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3, no. 333-120274, that was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on November 5, 2004, and, as amended, was declared effective on December 1, 2004. Such registration statement, as so amended, is hereinafter called the "Registration Statement." The Registration Statement relates to the issuance by the Company from time to time in one or more series (each, a "Series") of mortgage-backed certificates (the "Certificates") and mortgage-backed notes (the "Notes"and together with the Certificates, the "Securities") that are registered on the Registration Statement.

                  As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

                  We have examined the prospectus and the forms of prospectus supplement contained in the Registration Statement (the "Prospectus" and "Prospectus Supplements", respectively) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

                  We have advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Federal Income Tax Consequences" in the Prospectus and in the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to


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PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS


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SIDLEY AUSTIN BROWN & WOOD LLP                                        NEW YORK

GS Mortgage Securities Corp.
April 28, 2005
Page 2


those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under each of the above quoted headings in the Prospectus and the Prospectus Supplements as our opinions. There can be no assurances, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special federal tax counsel to the Company under each of the above quoted headings in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,



                                           /s/ Sidley Austin Brown & Wood LLP